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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 No. 33-00000 and related Prospectus of Palm Harbor Homes, Inc. and subsidiaries for the registration of 157,975 shares of its common stock, and to the incorporation by reference therein of our report dated May 2, 1997, with respect to the consolidated financial statements of Palm Harbor Homes, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the fiscal year ended March 28, 1997, filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP
                                                  Ernst & Young  LLP

May 13, 1998
Dallas, Texas